SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report:     (Date of earliest event reported):
                March 25, 1999      (March 12, 1999)

                                   Xceed Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

       0-13049                                       13-3006788
(Commission File Number)                    (I.R.S. Employer Identification No.)

                  488 Madison Avenue, New York, New York 10022
              (Address and zip code of principal executive offices)

                                  212-753-5511
                         (Registrant's telephone Number)



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ITEM 5.  Other Events

         Pursuant to a Notice of Redemption issued by the Company advising holders of the Company's outstanding Redeemable Class B Warrants (the "Class B Warrants") that the Class B Warrants would be redeemed on February 22, 1999, the Company has now been advised by American Stock Transfer and Trust Co., the warrant agent, that 1,811,923 Class B Warrants were exercised by holders of the Class B Warrants prior to the redemption date. The Company received gross proceeds from the exercise of the Class B Warrants of $10,819,038. The proceeds will be used for working capital purposes and possible future acquisitions. The holders of the Class B Warrants, upon their exercise, were entitled to receive one (1) share of the Company's common stock. As a result, the Company has issued 1,811,923 shares of its common stock pursuant to the exercise of the Class B Warrants.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Xceed Inc.
                                       (Registrant)

                                       By: /s/ Werner Haase
                                           Werner Haase, President

DATED:  March 25, 1999


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Exhibits

20(g) Notice of Redemption dated January 22, 1999 (incorporated by reference from the Company's Form 8-K filed with the Commission on January 28,
         1999).




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